Schedule A
to the
Investment Advisory Agreement
Dated November 11, 2024
by and between
EA Series Trust and Empowered Funds, LLC

Fund	Rate	Original Effective Date[1]
Efficient Market Portfolio Long ETF	1.00%
Efficient Market Portfolio Plus ETF	1.00%
Intelligent Equal Select ETF	0.69%
Intelligent Livermore ETF[2]	0.69%	September 17, 2024
Intelligent Omaha ETF	0.69%
Intelligent Small Cap Select ETF	0.69%
Intelligent Tech Focus ETF	0.69%
JLens 500 Jewish Advocacy U.S. ETF	0.18%
Matrix Advisors Value ETF	0.75%
Militia Long/Short Equity ETF	1.30%
MRBL Enhanced Equity ETF	0.74%
Sarmaya Thematic ETF	0.75%
MKAM ETF[2]	0.50%[3]	March 27, 2023
Alpha Architect Global Factor Equity ETF[4]	0.05–0.45%[5]	February 6, 2017
MarketDesk Focused U.S. Dividend ETF	0.35%	September 15, 2023
MarketDesk Focused U.S. Momentum ETF	0.45%
RockCreek Global Equality ETF	0.95%
Bastion Energy ETF	0.80%
Cambria Global Shareholder Yield ETF[2]	0.59%
Cambria Tax Aware ETF	0.49%
Cambria Endowment Style ETF	0.00% (zero)
Cambria Global EW ETF	0.25%
Argent Mid Cap ETF[2]	0.52%	June 17, 2022[2]
Argent Focused Small Cap ETF	0.74%
Argent Large Cap ETF	0.49%
MC Trio Buffered Equity ETF	0.70%
Yoke Core ETF	0.30%
Bushido Capital US Equity ETF[2]	0.71%	June 9, 2023
Bushido Capital US SMID Cap Equity ETF	0.67%
Bridges Capital Tactical Equity ETF[2]	0.78%	March 27, 2023
AOT Growth and Innovation ETF[2]	0.75%	June 17, 2022
Euclidean Fundamental Value ETF[2]	0.95%	March 27, 2023
Guru Favorite Stocks ETF[2]	0.65%	December 13, 2021
Sparkline Intangible Value ETF[2]	0.50%	June 22, 2021
Freedom Day Dividend ETF[2]	0.39%	April 30, 2021
Morgan Dempsey Large Cap Value ETF[2]	0.58%	March 27, 2023
Relative Sentiment Tactical Allocation ETF[2]	0.65%	March 18, 2022
Dakota Active Equity ETF	0.40%
Suncoast Select Growth ETF	0.60%

SCM Rainwater ETF	1.25%
Astoria US Equal Weight Quality Kings ETF[2]	0.49%	June 9, 2023
Astoria US Quality Growth Kings ETF[2]	0.35%	September 6, 2024
Astoria International Quality Growth Kings ETF[2]	0.58%	September 6, 2024
Astoria US Small Cap Quality Growth Kings ETF	0.45%
EA Astoria Dynamic Core US Fixed Income ETF	0.48%
Astoria US Enhanced Core Equity ETF	0.45%[6]
ARS Core Equity Portfolio ETF	0.45%
ARS Focused Opportunities Strategy ETF	0.45%
Cambria US EW ETF	0.25%
Amplius Aggressive Asset Allocation ETF	0.49%
Cloverpoint Core Alpha US ETF	0.50%
Cloverpoint Core Alpha International ETF	0.50%
Cloverpoint Core Alpha Global ETF	0.50%
Cloverpoint Core Alpha Power Evolution ETF	0.50%
Freedom 100 Emerging Markets ETF[2]	0.49%	May 16, 2019
Strive 500 ETF[2]	0.0545%	September 7, 2022
Strive 1000 Growth ETF[2]	0.18%	November 7, 2022
Strive 1000 Value ETF[2]	0.18%	November 7, 2022
Strive Small-Cap ETF[2]	0.18%	November 7, 2022
Strive 1000 Dividend Growth ETF[2]	0.35%	November 7, 2022
Strive Emerging Markets Ex-China ETF[2]	0.32	January 9, 2023
Strive U.S. Energy ETF[2]	0.41%	July 26, 2022
Strive U.S. Semiconductor ETF[2]	0.40%	July 26, 2022
Strive Natural Resources and Security ETF[2]	0.49%	July 21, 2023
Strive Mid-Cap ETF[2]	0.18%	March 9, 2024
Strive International Developed Markets ETF[2]	0.29%	June 7, 2024
Strive Total Return Bond ETF[2]	0.49%	July 21, 2023
Strive Enhanced Income Short Maturity ETF[2]	0.25%	July 21, 2023
Alpha Architect U.S. Quantitative Value ETF[2]	0.29%	January 31, 2024
Alpha Architect International Quantitative Value ETF[2]	0.39%	January 31, 2024
Alpha Architect U.S. Quantitative Momentum ETF[2]	0.29%	January 31, 2024
Alpha Architect International Quantitative Momentum ETF[2]	0.39%	January 31, 2024
Alpha Architect High Inflation and Deflation ETF[2]	0.29%	November 4, 2022
Alpha Architect Tail Risk ETF[2]	0.63%	November 4, 2022
Alpha Architect 1-3 Month Box ETF[2]	0.2449%	November 4, 2022
EA Bridgeway Blue Chip ETF[2]	0.15% on the first $3 billion 0.13% on the next $7 billion 0.12% on the next $10 billion 0.11% on assets above $20 billion	June 17, 2022
EA Bridgeway Omni Small-Cap Value ETF[2]	0.47% on the first $1 billion 0.42% on the next $1 billion 0.40% above $2 billion	March 13, 2023
Concourse Capital Focused Equity ETF	0.95%
Castellan Targeted Equity ETF	0.45%
Castellan Targeted Income ETF	0.45%
Research Affiliates Deletions ETF	0.39%

RACWI US ETF	0.15%
Towle Value ETF	0.85%
Arin Tactical Tail Risk ETF	0.63%
Burney U.S. Equity Select ETF	0.79%
City Different Investments Global Equity ETF	0.75%
City Different Investments SMID Cap Core Equity ETF	0.75%
Keating Active ETF	0.85%	December 1, 2023
CCM Global Equity ETF	0.33%	September 15, 2023
Altrius Global Dividend ETF	0.49%	September 26, 2022
Burney U.S. Factor Rotation ETF	0.79%	September 26, 2022
Gadsden Dynamic Multi-Asset ETF	0.59%	October 31, 2020
Discipline Fund ETF	0.25%[7]	September 15, 2021
Honeytree U.S. Equity ETF	0.64%	September 15, 2023
WHITEWOLF Commercial Real Estate Finance Income ETF	0.70%	September 15, 2023
WHITEWOLF Publicly Listed Private Equity ETF	0.70%	September 15, 2023
MarketDesk Focused U.S. Dividend ETF	0.35%	September 15, 2023
TBG Dividend Focus ETF	0.59%	October 26, 2023
Defined Duration 5 ETF	0.25%
Defined Duration 20 ETF	0.25%
Warren Street Global Equity ETF	0.60%
Warren Street Global Bond ETF	0.40%
Alpha Architect US Equity 2 ETF	0.15%
Alpha Architect US Equity Growth ETF	0.25%
BufferLABS US Equity Dynamic Buffer ETF	0.79%
DAC 3D Dividend Growth ETF	0.65%
Manzil Russell Halal USA Broad Market ETF	0.40%
Alpha Architect US Equity 3 ETF	0.15%
Alpha Architect US Equity 4 ETF	0.15%
Alpha Architect US Equity 5 ETF	0.15%
Alpha Architect US Equity 6 ETF	0.15%
1 The Original Effective Date column only applies to Funds whose original advisory agreement has been consolidated into this Agreement subsequent to its effectiveness.
2 The Fund’s original advisory agreement has been consolidated into this Agreement subsequent to the Fund’s commencement of operations.
3 Effective January 14, 2025, the management fee was reduced from 0.94% to 0.50%.
4 Formerly known as the Alpha Architect Value Momentum Trend ETF.
5 Effective January 31, 2025, the Fund’s management fee applies on the daily average net assets of the Fund that are not invested in Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, or Alpha Architect International Quantitative Momentum ETF, subject to a minimum management fee of 0.05%.
6 Effective on the first anniversary of the Astoria US Enhanced Core Equity ETF’s commencement of operations, the management fee will be 0.40%.
7 Effective November 5, 2025 (or such other date determined by the officers of the Trust) the Fund’s management fee will be reduced from 0.39% to 0.25%.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have this Schedule A to be executed by their duly authorized officers as of October 10, 2025.

EMPOWERED FUNDS, LLC		EA SERIES TRUST, on behalf of each Fund listed on this Schedule A

By:	/s/ Sean Hegarty	By:	/s/ Michael D. Barolsky
Name:	Sean Hegarty	Name:	Michael D. Barolsky
Title:	Chief Operating Officer	Title:	Vice President and Secretary

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